Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
November 4, 2015                                        & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS 2015 FOURTH QUARTER
AND FULL YEAR RESULTS

•	Increased quarterly operating income 3.3 percent to $44.4 million and adjusted operating income 4.4 percent to $45.0 million.

•	Increased adjusted EBITDA 4.5 percent to $59.9 million.

•	Reported quarterly net income per diluted share of $0.14 compared with $0.16 and quarterly adjusted net income per diluted share of $0.14 compared with $0.12.

•	Increased full year adjusted net income per diluted share 30 percent to $0.39 from $0.30.

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fourth quarter ended September 30, 2015, net sales were $311.4 million, a decrease of 2.9 percent compared with the prior year. Operating income was $44.4 million compared with $43.0 million in the prior year, an increase of 3.3 percent, and adjusted operating income was $45.0 million compared with $43.1 million in the prior year, an increase of 4.4 percent. Net income per diluted share was $0.14 compared with $0.16 in the prior year, although adjusted net income per diluted share improved to $0.14 from $0.12. Adjusted EBITDA increased to $59.9 million from $57.3 million in the prior year. Full year adjusted net income per diluted share increased 30 percent to $0.39 from $0.30. Net debt leverage declined to 2.0x at the end of the 2015 fourth quarter, and the Company reduced its total debt outstanding by $52.0 million during 2015.

“For consolidated Mueller Water Products, adjusted EBITDA margin for the 2015 fourth quarter improved 130 basis points to 19.2 percent. We had particularly strong margin improvement at Mueller Co. with adjusted EBITDA margin improving 230 basis points to 28.8 percent,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.

“At Mueller Co., orders did not rebound in areas impacted by third quarter adverse weather conditions until September as distributors were able to meet end-market demand largely through their higher beginning fourth quarter inventory levels.

“Anvil’s net sales for the 2015 fourth quarter decreased $14.0 million to $93.7 million due to lower shipment volumes into the oil & gas market.

“As we look out to 2016, we expect growth in our key end markets driven by spending increases in residential and non-residential construction and by municipalities. With capacity utilization increases, we believe operating leverage will continue to improve. In addition, we are focused on execution and profitable growth at Mueller Technologies.”

Segment Reporting

The Company has redefined its reporting segments to provide greater transparency of its operations to stockholders and the financial community and to better reflect how the Company manages its businesses.  As a result, the Company now reports segment results for Mueller Co., Anvil and Mueller Technologies. Mueller Technologies is currently comprised of the results of the Mueller Systems and Echologics businesses, which previously were reported within the Mueller Co. segment.

Fourth Quarter Consolidated Results

Net sales for the 2015 fourth quarter decreased $9.3 million, or 2.9 percent, to $311.4 million as compared with $320.7 million for the 2014 fourth quarter, due primarily to lower shipment volumes at Anvil, the divestiture of Mueller Co.'s Canadian municipal castings business earlier this year and the unfavorable impact from Canadian currency exchange rates.

Adjusted operating income for the 2015 fourth quarter increased 4.4 percent to $45.0 million as compared with $43.1 million for the 2014 fourth quarter, primarily due to better performance at Mueller Co. and lower corporate expenses.

Fourth Quarter Segment Results

Mueller Co.

Net sales for the 2015 fourth quarter increased 1.7 percent to $192.0 million as compared with $188.8 million for the 2014 fourth quarter. Higher shipment volumes were offset by the divestiture of Mueller Co.'s Canadian municipal castings business earlier this year, which had net sales of $3.4 million in the 2014 fourth quarter, and the $3.0 million unfavorable impact from Canadian currency exchange rates.

Adjusted operating income for the 2015 fourth quarter improved 12.9 percent to $45.6 million as compared with $40.4 million for the 2014 fourth quarter. Adjusted operating margin for the 2015 fourth quarter improved 240 basis points to 23.8 percent as compared with 21.4 percent for the 2014 fourth quarter.

Anvil

Net sales for the 2015 fourth quarter decreased 13.0 percent to $93.7 million as compared with $107.7 million for the 2014 fourth quarter. This decrease resulted primarily from $12.9 million of lower shipment volumes into the oil & gas market.

Adjusted operating income for the 2015 fourth quarter was $8.9 million as compared with $16.8 million for the 2014 fourth quarter. This decrease reflects lower net sales, an unfavorable shift in product mix and a $2.5 million gain on the sale of assets in the 2014 fourth quarter.

Mueller Technologies

Net sales for the 2015 fourth quarter increased 6.2 percent to $25.7 million as compared with $24.2 million for the 2014 fourth quarter. This increase resulted primarily from higher shipment volumes.

Adjusted operating loss for the 2015 fourth quarter was $1.8 million as compared with $2.1 million for the 2014 fourth quarter.

Corporate

Corporate expenses were down $4.3 million in the 2015 fourth quarter, primarily due to lower personnel-related expenses.

Interest Expense, Net

Interest expense, net for the 2015 fourth quarter declined $6.2 million to $5.8 million as compared with $12.0 million for the 2014 fourth quarter. The decline was due to lower interest rates and lower amounts of debt outstanding. During the 2015 first quarter, the Company prepaid all of our Senior Subordinated Notes and Senior Unsecured Notes and entered into a new term loan.

Income Taxes

For the 2015 fourth quarter, income tax expense was $16.3 million on income before income taxes of $38.6 million, or an effective income tax rate of 42.2 percent. Income tax expense included deferred tax asset valuation allowance expenses of $0.3 million compared with an $8.0 million benefit included in the 2014 fourth quarter. Excluding these adjustments, the effective income tax rates were 41 percent and 39 percent in the fourth quarter of 2015 and 2014, respectively.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income represents operating income excluding restructuring, the loss on the receivable from Walter Energy and pension settlements. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income excluding restructuring, the loss on the receivable from Walter Energy, pension settlements, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income and adjusted net income per diluted share exclude, on an after-tax basis, restructuring, pension settlements, the loss on the receivable from Walter Energy, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Thursday, November 5, 2015 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-396-1242. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected growth in our key end markets and anticipated stronger operating leverage. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2015	2014
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$113.1	$161.1
Receivables, net	175.3	182.1
Inventories	219.1	198.0
Deferred income taxes	28.3	38.6
Other current assets	13.7	27.6
Total current assets	549.5	607.4
Property, plant and equipment, net	148.9	146.3
Intangible assets	507.3	533.6
Other noncurrent assets	24.1	25.2
Total assets	$1,229.8	$1,312.5

Liabilities and equity:
Current portion of long-term debt	$6.1	$46.2
Accounts payable	98.7	116.0
Other current liabilities	63.2	82.2
Total current liabilities	168.0	244.4
Long-term debt	482.9	494.8
Deferred income taxes	145.3	150.4
Other noncurrent liabilities	65.8	71.3
Total liabilities	862.0	960.9

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 160,497,841 and 159,760,671 at September 30, 2015 and 2014, respectively	1.6	1.6
Additional paid-in capital	1,574.8	1,582.8
Accumulated deficit	(1,142.8)	(1,173.7)
Accumulated other comprehensive loss	(67.3)	(60.7)
Total Company stockholders’ equity	366.3	350.0
Noncontrolling interest	1.5	1.6
Total equity	367.8	351.6
Total liabilities and equity	$1,229.8	$1,312.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Year ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Net sales	$311.4	$320.7	$1,164.5	$1,184.7
Cost of sales	213.7	219.4	817.2	836.8
Gross profit	97.7	101.3	347.3	347.9
Operating expenses:
Selling, general and administrative	53.2	58.2	216.9	220.7
Loss on Walter receivable	—	—	11.6	—
Restructuring	0.1	0.1	9.2	3.1
Total operating expenses	53.3	58.3	237.7	223.8
Operating income	44.4	43.0	109.6	124.1
Interest expense, net	5.8	12.0	27.6	49.6
Loss on early extinguishment of debt	—	1.0	31.3	1.0
Income before income taxes	38.6	30.0	50.7	73.5
Income tax expense	16.3	3.8	19.8	18.0
Net income	$22.3	$26.2	$30.9	$55.5

Net income share:
Basic	$0.14	$0.16	$0.19	$0.35
Diluted	$0.14	$0.16	$0.19	$0.34

Weighted average shares outstanding:
Basic	160.5	159.7	160.5	159.2
Diluted	163.1	162.6	163.2	162.2

Dividends declared per share	$0.0200	$0.0175	$0.0750	$0.0700

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year ended
	September 30,
	2015	2014
	(in millions)
Operating activities:
Net income	$30.9	$55.5
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt	31.3	1.0
Amortization	29.4	29.4
Depreciation	28.7	27.3
Loss on Walter receivable	11.6	—
Deferred income taxes	6.9	15.6
Stock-based compensation	4.8	8.6
Retirement plans	1.0	1.5
Other, net	4.7	0.7
Changes in assets and liabilities, net of acquisitions:
Receivables	3.5	(16.9)
Inventories	(24.6)	11.0
Other assets	(0.7)	3.6
Liabilities	(39.7)	10.3
Net cash provided by operating activities	87.8	147.6
Investing activities:
Capital expenditures	(37.5)	(36.9)
Proceeds from sales of assets	5.6	4.7
Business acquisitions, net of cash acquired	0.3	(10.0)
Net cash used in investing activities	(31.6)	(42.2)
Financing activities:
Issuance of debt	512.5	—
Repayment of debt	(589.0)	(55.7)
Dividends paid	(12.0)	(11.2)
Deferred financing fees paid	(8.5)	—
Stock repurchased under buyback program	(5.0)	—
Shares retained for employee taxes	(2.4)	(3.1)
Common stock issued	3.3	4.2
Excess tax benefit on stock-based compensation	3.2	—
Joint venture capital contributed	—	1.7
Other	(1.1)	(1.1)
Net cash used in financing activities	(99.0)	(65.2)
Effect of currency exchange rate changes on cash	(5.2)	(2.7)
Net change in cash and cash equivalents	(48.0)	37.5
Cash and cash equivalents at beginning of year	161.1	123.6
Cash and cash equivalents at end of year	$113.1	$161.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS* AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended September 30, 2015
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$192.0	$93.7	$25.7	$—	$311.4

Gross profit	$65.8	$25.5	$6.4	$—	$97.7
Selling, general and administrative expenses	20.4	16.9	8.2	7.7	53.2
Restructuring expenses	—	—	—	0.1	0.1
Operating income (loss)	$45.4	$8.6	$(1.8)	$(7.8)	44.4
Interest expense, net					5.8
Income tax expense					16.3
Net income					$22.3

Net income per diluted share					$0.14

Capital expenditures	$7.4	$1.8	$1.9	$0.1	$11.2

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$45.4	$8.6	$(1.8)	$(7.8)	$44.4
Pension settlement	0.2	0.3	—	—	0.5
Restructuring	—	—	—	0.1	0.1
Adjusted operating income (loss)	45.6	8.9	(1.8)	(7.7)	45.0
Depreciation and amortization	9.7	3.9	1.2	0.1	14.9
Adjusted EBITDA	$55.3	$12.8	$(0.6)	$(7.6)	$59.9

Adjusted operating margin	23.8%	9.5%	(7.0)%		14.5%
Adjusted EBITDA margin	28.8%	13.7%	(2.3)%		19.2%

Adjusted net income:
Net income					$22.3
Restructuring, net of tax					0.1
Pension settlement, net of tax					0.3
Income tax asset valuation allowance					0.3
Adjusted net income					$23.0
Adjusted net income per diluted share					$0.14

Free cash flow:
Net cash provided by operating activities					$68.6
Less capital expenditures					(11.2)
Free cash flow					$57.4

Net debt (end of period):
Current portion of long-term debt					$6.1
Long-term debt					482.9
Total debt					489.0
Less cash and cash equivalents					(113.1)
Net debt					$375.9

Adjusted EBITDA:
Current quarter					$59.9
Three prior quarters					129.1
Adjusted EBITDA					$189.0

Net debt leverage (net debt divided by adjusted EBITDA)					2.0x
* The Company now reports segment results for Mueller Co., Anvil and Mueller Technologies. Mueller Technologies is currently comprised of the results of the Mueller Systems and Echologics businesses, which were previously reported within the Mueller Co. segment.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS* AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended September 30, 2014
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$188.8	$107.7	$24.2	$—	$320.7

Gross profit	$63.2	$33.2	$4.9	$—	$101.3
Selling, general and administrative expenses	22.8	16.4	7.0	12.0	58.2
Restructuring expenses	0.3	(0.2)	—	—	0.1
Operating income (loss)	$40.1	$17.0	$(2.1)	$(12.0)	43.0
Interest expense, net					12.0
Loss on early extinguishment of debt					1.0
Income tax expense					3.8
Net income					$26.2

Net income per diluted share					$0.16

Capital expenditures	$7.3	$2.2	$1.7	$0.2	$11.4

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$40.1	$17.0	$(2.1)	$(12.0)	$43.0
Restructuring	0.3	(0.2)	—	—	0.1
Adjusted operating income (loss)	40.4	16.8	(2.1)	(12.0)	43.1
Depreciation and amortization	9.7	3.6	0.8	0.1	14.2
Adjusted EBITDA	$50.1	$20.4	$(1.3)	$(11.9)	$57.3

Adjusted operating margin	21.4%	15.6%	(8.7)%		13.4%
Adjusted EBITDA margin	26.5%	18.9%	(5.4)%		17.9%

Adjusted net income:
Net income					$26.2
Restructuring, net of tax					0.1
Loss on early extinguishment of debt, net of tax					0.6
Income tax asset valuation allowance					(8.0)
Adjusted net income					$18.9
Adjusted net income per diluted share					$0.12

Free cash flow:
Net cash provided by operating activities					$86.6
Less capital expenditures					(11.4)
Free cash flow					$75.2

Net debt (end of period):
Current portion of long-term debt					$46.2
Long-term debt					494.8
Total debt					541.0
Less cash and cash equivalents					(161.1)
Net debt					$379.9

Adjusted EBITDA:
Current quarter					$57.3
Three prior quarters					126.6
Adjusted EBITDA					$183.9

Net debt leverage (net debt divided by adjusted EBITDA)					2.1x
* The Company now reports segment results for Mueller Co., Anvil and Mueller Technologies. Mueller Technologies is currently comprised of the results of the Mueller Systems and Echologics businesses, which were previously reported within the Mueller Co. segment.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS* AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Year ended September 30, 2015
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$702.2	$371.1	$91.2	$—	$1,164.5

Gross profit	$229.1	$101.1	$17.1	$—	$347.3
Selling, general and administrative expenses	84.0	70.7	29.9	32.3	216.9
Loss on Walter receivable	—	—	—	11.6	11.6
Restructuring expenses	8.2	0.4	0.1	0.5	9.2
Operating income (loss)	$136.9	$30.0	$(12.9)	$(44.4)	109.6
Interest expense, net					27.6
Loss on early extinguishment of debt					31.3
Income tax expense					19.8
Net income					$30.9

Net income per diluted share					$0.19

Capital expenditures	$20.5	$10.3	$6.5	$0.2	$37.5

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$136.9	$30.0	$(12.9)	$(44.4)	$109.6
Loss on Walter receivable	—	—	—	11.6	11.6
Restructuring	8.2	0.4	0.1	0.5	9.2
Pension settlement	0.2	0.3	—	—	0.5
Adjusted operating income (loss)	145.3	30.7	(12.8)	(32.3)	130.9
Depreciation and amortization	38.8	14.7	4.2	0.4	58.1
Adjusted EBITDA	$184.1	$45.4	$(8.6)	$(31.9)	$189.0

Adjusted operating margin	20.7%	8.3%	(14.0)%		11.2%
Adjusted EBITDA margin	26.2%	12.2%	(9.4)%		16.2%

Adjusted net income:
Net income					$30.9
Pension settlement, net of tax					0.3
Income tax asset valuation allowance					0.3
Restructuring, net of tax					5.7
Loss on Walter receivable, net of tax					7.2
Loss on early extinguishment of debt, net of tax					19.6
Adjusted net income					$64.0
Adjusted net income per diluted share					$0.39

Free cash flow:
Net cash provided by operating activities					$87.8
Less capital expenditures					(37.5)
Free cash flow					$50.3
* The Company now reports segment results for Mueller Co., Anvil and Mueller Technologies. Mueller Technologies is currently comprised of the results of the Mueller Systems and Echologics businesses, which were previously reported within the Mueller Co. segment.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Year ended September 30, 2014
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$679.1	$401.4	$104.2	$—	$1,184.7

Gross profit	$212.1	$112.9	$22.9	$—	$347.9
Selling, general and administrative expenses	83.3	70.7	27.2	39.5	220.7
Restructuring expenses	2.1	0.9	0.1	—	3.1
Operating income (loss)	$126.7	$41.3	$(4.4)	$(39.5)	124.1
Interest expense, net					49.6
Loss on early extinguishment of debt					1.0
Income tax expense					18.0
Net income					$55.5

Net income per diluted share					$0.34

Capital expenditures	$18.8	$11.6	$6.1	$0.4	$36.9

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$126.7	$41.3	$(4.4)	$(39.5)	$124.1
Restructuring	2.1	0.9	0.1	—	3.1
Adjusted operating income (loss)	128.8	42.2	(4.3)	(39.5)	127.2
Depreciation and amortization	38.0	14.2	4.1	0.4	56.7
Adjusted EBITDA	$166.8	$56.4	$(0.2)	$(39.1)	$183.9

Adjusted operating margin	19.0%	10.5%	(4.1)%		10.7%
Adjusted EBITDA margin	24.6%	14.1%	(0.2)%		15.5%

Adjusted net income:
Net income					$55.5
Loss on early extinguishment of debt					0.6
Restructuring, net of tax					1.9
Income tax asset valuation allowance					(9.1)
Adjusted net income					$48.9
Adjusted net income per diluted share					$0.30

Free cash flow:
Net cash provided by operating activities					$147.6
Less capital expenditures					(36.9)
Free cash flow					$110.7

* The Company now reports segment results for Mueller Co., Anvil and Mueller Technologies. Mueller Technologies is currently comprised of the results of the Mueller Systems and Echologics businesses, which were previously reported within the Mueller Co. segment.